Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-295779) and Form S-8 (Nos. 333-298757, 333-293947, 333-289498, 333-282992, 333-278547, 333-266239) of SoundHound AI, Inc. of our report dated March 13, 2026, relating to the consolidated financial statements of LivePerson, Inc., which appears in this Form 8-K/A.

/s/ BDO USA, P.C.

New York, New York

November 12, 2026